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                                     EXHIBIT
                                      10.43


             Agreement, dated as of December 31, 1997, between the
              Company and Stone Pine Atlantic, LLC relating to the
                     issuance of Series B Preferred Shares.


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                                   AGREEMENT


     This Agreement is made as of December 31, 1997, between Consolidated Capital of North America, Inc. (the "Company") and Stone Pine Atlantic, LLC ("SPA") .

                                   WITNESSETH

     WHEREAS, the Company is indebted to SPA for $131,500 (the "Indebtedness"); and

     WHEREAS, the Company desires to issue Preferred Shares in exchange for the cancellation of such Indebtedness;

     WHEREAS, SPA is willing to accept Preferred Shares of the Company in exchange for cancellation of such Indebtedness;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants made herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Issuance of the Shares. Simultaneously with the execution of this Agreement, the Company agrees to issue to SPA 131,500 Series B Preferred Shares of the Company having the terms set forth in Annex A hereto (the "Shares") in consideration of the cancellation of the Indebtedness owed by the Company to SPA.

         2. Investment Intent. SPA acknowledges that it is acquiring the Shares for investment purposes only, and acknowledges that (A) the Shares and the Common Shares of the Company into which the Shares are convertible (the "Conversion Shares") have not been registered under federal securities laws or state securities laws, and accordingly, constitute "restricted securities" for purposes of federal and state securities laws, (B) SPA will not be able to transfer the Shares or Conversion Shares except upon compliance with the registration
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requirements of federal and state securities laws or exemptions therefrom, and
(C) the certificate evidencing the Shares and the Conversion Shares will contain a legend to the foregoing effect.

         3. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the date first above written.


                                         CONSOLIDATED CAPITAL
                                         OF NORTH AMERICA, INC


                                         By:/s/ Donald R. Jackson
                                            --------------------------------
                                            Donald R. Jackson
                                            Secretary, Treasurer and
                                            Chief Financial Officer


                                         STONE PINE ATLANTIC, LLC


                                         By: /s/ Paul Bagley
                                            --------------------------------
                                                Paul Bagley
                                                  Manager